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Investors:	News Media:
Jacob Sayer	Linda Megathlin
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investors@sensata.com	lmegathlin@sensata.com

SENSATA TECHNOLOGIES ANNOUNCES THE ACQUISITION OF
CUSTOM SENSORS & TECHNOLOGIES’ SENSING PORTFOLIO

Almelo, the Netherlands - (July 30, 2015) - Sensata Technologies Holding N.V. (NYSE: ST) announced today that it has reached an agreement to acquire the sensing portfolio of Custom Sensors & Technologies, Inc. (“CST”) for a total enterprise value of $1.0 billion.

The acquisition includes the Kavlico, BEI, Crydom and Newall product lines and brands and includes sales, engineering and manufacturing sites in the United States, the United Kingdom, Germany, France, China and Mexico that employ approximately 2,500 people, including approximately 250 engineers. Revenue for the business being acquired was approximately $320 million during the last 12 months. The transaction is subject to customary regulatory approvals and is expected to close in the fourth quarter of 2015 or early 2016.

Kavlico is a significant provider of mission-critical linear and rotary position sensors to aerospace OEMs and Tier One suppliers and pressure sensors to the general industrial and HVOR markets. BEI provides harsh environment position sensors, optical and magnetic encoders and motion control sensors to the industrial, aerospace, agricultural and medical device markets. Crydom manufactures solid state relays for power control applications in industrial markets. Newall provides encoders and digital readouts to machinery and machine tool markets.

“The acquisition of CST’s sensing portfolio is in line with Sensata’s strategy to Win in Sensing. This acquisition further extends our sensing content beyond automotive markets and builds scale in pressure sensing,” said Martha Sullivan, Sensata Technologies President and Chief Executive Officer. “These are long-standing sensing brands that are well respected by leading OEMs. We are excited to welcome this talented team into Sensata’s global organization.”

“On a stand-alone basis, this is a profitable and highly cash generative business with EBITDA margins of approximately 26% and Sensata brings significant, value-creating synergies,” added Paul Vasington, Sensata Technologies Chief Financial Officer. “Including interest and integration expenses, we expect this acquisition to be breakeven to adjusted net income in the first full year and to be $0.23 to $0.26 accretive to adjusted net income per diluted share in the third year.”

Bank of America Merrill Lynch has committed to provide debt financing to support the transaction. Lazard acted as financial advisor and Kirkland & Ellis LLP acted as legal advisor to Sensata Technologies.

Conference Call

Sensata Technologies will conduct a conference call today at 8:00 AM eastern time to discuss this transaction. The U.S. dial in number is 877-486-0682 and the non-U.S. dial in number is 706-634-5536. The passcode is 1172100. A live webcast and a replay of the conference call will also be available on the investor relations page of the Company’s website at http://investors.sensata.com.

About Sensata Technologies

Sensata Technologies is one of the world’s leading suppliers of sensing, electrical protection, control and power management solutions with operations and business centers in fifteen countries. Sensata’s products improve safety, efficiency and comfort for millions of people every day in automotive, appliance, aircraft, industrial, military, heavy vehicle, heating, air-conditioning, data, telecommunications, recreational vehicle and marine applications. For more information, please visit Sensata’s web site at www.sensata.com.

About Custom Sensors & Technologies

Custom Sensors & Technologies (“CST”), headquartered in California, USA, is a global specialist in designing and manufacturing sensors, controls and actuators. Through its brands, BEI Kimco, BEI Sensors, BEI PSSC, Crouzet, Crydom, Kavlico, Newall and Systron Donner Inertial, CST offers a wide range of reliable and efficient components dedicated to the Aerospace & Defense, Transportation, Industrial, Medical and Energy & Infrastructure markets. Through the expertise, diversity and agility of its 4,400 employees worldwide, CST is focused on the satisfaction of its customers. Committed to excellence, with sales of $590M US in 2014, CST is the dependable and adaptable partner for the most demanding applications. For more information, please visit CST’s website at www.cstsensors.com.

Non-GAAP Measures

Adjusted net income and Adjusted EBITDA are non-GAAP financial measures. The Company defines Adjusted net income as follows: Net income before certain restructuring and special charges, costs associated with financing and other transactions, deferred loss/(gain) on other hedges, depreciation and amortization expense related to the step-up in fair value of fixed and intangible assets and inventory, deferred income tax and other tax expense, amortization of deferred financing costs, and other costs. The Company defines Adjusted EBITDA as follows: Net income before provision for/(benefit from) income taxes and other tax related expense, interest expense (net of interest income), amortization and depreciation expense, deferred (gain)/loss on other hedges, costs associated with financing and other transactions, restructuring and special charges, and other costs. The Company believes Adjusted net income and Adjusted EBITDA provide investors with helpful information with respect to the Company's operating performance, and management uses Adjusted net income and Adjusted EBITDA to evaluate its ongoing operations and for internal planning and forecasting purposes. Adjusted net income and Adjusted EBITDA are not measures of liquidity.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws.  These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable, and the Company’s future prospects, developments and business.  Such forward-looking statements include, among other things, the Company’s anticipated results for 2016 and future periods.  Such statements involve risks or uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements.  Factors that might cause these differences include, but are not limited to, the failure to receive, on a timely basis or otherwise, the required approvals from government and regulatory authorities in connection with the transaction, the terms of those approvals, the risk that a condition to closing contemplated by the share purchase agreement may not be satisfied or waived, the inability to realize expected synergies or cost savings or difficulties related to the integration of CST, the ability to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners of CST, risks associated with: adverse developments in the industrial, aerospace or automotive industries; competitive pressures that could require the Company to lower prices or result in reduced demand for the Company’s products; integration of other acquired businesses, including Schrader; the assumption of known and unknown liabilities in the acquisition of CST; risks associated with the Company’s non-US operations; litigation and disputes involving the Company, including the extent of intellectual property, product liability, and warranty claims asserted against the Company; risks associated with the Company’s historical and future tax positions; risks related to labor disruptions or costs; and risks associated with the Company’s substantial indebtedness.   Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made; and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether to reflect any future events or circumstances or otherwise.  For a discussion of potential risks and uncertainties, please refer to the risk factors listed in the Company’s SEC filings.  Copies of the Company’s filings are available from its Investor Relations department or from the SEC website, www.sec.gov.